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                         MAPLE LEAF AEROSPACE, INC.

                        EMPLOYEE STOCK PURCHASE PLAN

     There is hereby established the Maple Leaf Aerospace, Inc. Employee
Stock Purchase Plan (the "Plan") on the terms and conditions set forth herein.

     1. PURPOSE. This Plan is intended to advance the interests of Maple Leaf Aerospace, Inc. (the "Company") and its subsidiaries by providing for the acquisition and ownership of a proprietary interest in the Company by employees of the Company's subsidiaries in order to encourage their interest in the success of the Company and its subsidiaries and their continuance as employees, officers and directors of the Company's subsidiaries, and as compensation for their services.

     2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company (the "Board").

     3. ELIGIBILITY. Any employee, officer, or director (each, an "Employee") of the Company's subsidiaries shall be eligible to participate in this Plan. The Board, in its sole discretion, shall determine which of such eligible individuals shall be entitled to participate in this Plan.

     4. SHARES RESERVED; TERMS OF ISSUANCE. The total number shares of the Company's Common Stock, $.01

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par value per share, reserved for issuance pursuant to the Plan shall be
5,000 shares. The Board shall determine the number of shares issuable to eligible purchasers, the purchase price thereof, vesting requirements and any other additional terms as the Board may deem appropriate or desirable. The purchase price for shares issued pursuant to this Plan shall be payable in cash, or by delivery to the Company of a promissory note, or in any other manner as the Board may deem appropriate or desirable.

     5. DOCUMENTATION. The agreements pursuant to which shares shall be subscribed for pursuant to this Plan shall be in such form as the Board shall, from time to time, approve and shall be in accordance with Rule 701 of the Securities Act of 1933, as amended. Additionally, unless otherwise determined by the Board, each Employee who purchases shares under this Plan shall, in connection therewith, become a party to that certain Amended and Restated Management Stockholders' and Optionholders' Agreement, dated as of April __, 1997, amending and restating the Management Stockholders' and Optionholders' Agreement dated as of September 19, 1996, by and among the Company and the other parties thereto, as the same may be amended from time to time.


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